UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2015

NOVATEL WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)
9645 Scranton Road
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 812-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On October 5, 2015, Novatel Wireless, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K, dated September 29, 2015 (the “Form 8-K”), in connection with the Company’s acquisition of DigiCore Holdings Limited, a company incorporated under the company laws of the Republic of South Africa (“DigiCore”). This Current Report on Form 8-K/A amends Item 9.01 of the Form 8-K to present certain historical financial statements of DigiCore and its consolidated subsidiaries and certain unaudited pro forma financial information of the Company relating to the effects of the acquisition and should be read in conjunction with the Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.
The audited historical financial statements of DigiCore and its consolidated subsidiaries as of June 30, 2015 and 2014 and for the years ended June 30, 2015, 2014 and 2013 and related notes to the consolidated financial statements are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.
(b)    Pro Forma Financial Information.
The unaudited pro forma consolidated financial statements of the Company as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014, which have been prepared to give effect to the acquisition and other related transactions, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference. The unaudited pro forma combined condensed financial statements are presented for informational purposes only and do not purport to represent what the Company’s results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project the Company’s financial position as of any future date or the Company’s results of operations for any future period.
(d)    Exhibits.

23.1	Consent of Mazars (Gauteng) Inc.
99.1
Audited consolidated financial statements of DigiCore Holdings Limited as of June 30, 2015 and 2014 and for the years ended June 30, 2015, 2014 and 2013 and related notes to the consolidated financial statements.

99.2	Unaudited pro forma combined condensed financial statements as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President and General Counsel
Date: December 17, 2015